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                                                                    EXHIBIT 10.4



September 10, 2001


Douglas R. Miller
President & Chief Operating Officer
Global Sports & Entertainment, Inc.
5092 South Jones Boulevard
Las Vegas, NV  89118

Dear Mr. Miller:

This letter agreement (the "Letter Agreement") confirms our understanding that Global Sports & Entertainment, Inc. (the "Company") has engaged Keating Investments, LLC ("Keating") to provide certain financial advisory and investment banking services.

         1. ENGAGEMENT. Keating will perform such of the following financial advisory services on the Company's behalf as the Company may reasonably request:

         (a) Keating will familiarize itself to the extent it deems appropriate and feasible with the business, historic, current and prospective operations, properties and financial condition of the Company, it being understood that Keating shall, in the course of such familiarization, rely entirely upon publicly available information and such other information as may be supplied by the Company without assuming any responsibility for independent investigation or verification thereof;

         (b) Keating will undertake a financial due diligence examination of the Company to determine expected cash flow and current and potential enterprise value;

         (c) Keating will advise and assist the Company in identifying and/or evaluating various financial alternatives that may be available to the Company, including without limitation, a public or private sale of equity or debt securities of the Company, or such other form of financial transaction that Keating believes may be of possible interest to the Company;

         (d) If the Company determines to consider or undertake one or more financing transactions, Keating will advise and assist the Company in considering the desirability of undertaking such transaction and, if the Company believes such transaction to be desirable, in structuring and preparing a negotiation strategy for such financial transaction;

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         (e) Keating will advise and assist the Company as follows:

                  (i) Keating will advise and assist the Company with respect to its capital/corporate structure as it relates to the public markets, including a fair and equitable valuation/capitalization when issuing additional securities;

                  (ii) Keating will assist the Company to determine the short and medium term funding necessary to support the Company's business and strategic plans for the next two years; and

                  (iii) Keating will identify and evaluate, at the Company's request, potential future funding sources.

         (f) If the Company determines to consider or undertake one or more transactions with respect to the sale, merger, consolidation or any other business combination, in one or a series of transactions, involving all or part of the business, securities or assets of the Company, any recapitalization of the Company or any spin-off, split-off or other extraordinary dividend of cash, securities or other assets to stockholders of the Company (each, a "Transaction"), Keating will advise and assist the Company in considering the desirability of undertaking such Transactions and, if the Company believes such Transaction to be desirable, in structuring such transaction.

         (g) Keating will render such other financial advisory and investment banking services as may from time to time be agreed upon by Keating and the Company.

         2. INFORMATION PROVIDED BY THE COMPANY.

         (a) The Company shall make available to Keating all information concerning the business, operations, properties, prospects and financial condition of the Company, as applicable, that Keating requests in connection with the rendering of services hereunder, and shall provide Keating with reasonable access to the Company's officers, directors, employees, independent accountants and other advisors and agents as Keating shall deem appropriate.

         (b) The Company recognizes and confirms that Keating will use and rely upon the information provided by or on behalf of the Company and its advisors and agents and on publicly available information in performing the services contemplated hereby. It is understood that in performing under this engagement Keating may assume and rely upon the accuracy and completeness of, and is not assuming any responsibility for independent investigation or verification of, such publicly available information and the information so furnished.

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         3. FEES. Upon signing of this Letter Agreement, the Company will issue to Keating a warrant to purchase 600,000 shares of common stock of the Company at a purchase price of $0.10 per share. The warrant will be exercisable immediately and will remain exercisable for a period of five (5) years. The Company shall provide piggyback registration rights to Keating on customary terms. Payment for further services provided hereunder shall be as mutually agreed between the Company and Keating.

         4. EXPENSES. Without in any way reducing or affecting the provisions of EXHIBIT A hereto, on a monthly basis, the Company shall reimburse Keating for its out-of-pocket expenses incurred in connection with the provision of services hereunder, including, without limitation, fees, disbursements and other charges of Keating's counsel. Out-of-pocket expenses also shall include, without limitation, travel and lodging, data processing and communication charges, research and courier services. Notwithstanding the foregoing, the Company's reimbursement obligations under this Section 4 will apply only to expenses not exceeding an aggregate of $500 per month or such greater amount as may be specifically designated and pre-approved in writing by the Company.

         5. INDEMNITY. The Company agrees to the provisions of EXHIBIT A hereto which provide for certain indemnification by the Company of Keating and certain related persons. Such indemnification is an integral part of this Letter Agreement and the terms thereof are incorporated by reference herein. Such indemnification shall survive any termination, expiration or completion of Keating's engagement hereunder.

         6. TERM. This Letter Agreement and Keating's engagement hereunder may be terminated by either the Company or Keating upon thirty days' prior written notice thereof to the other party; PROVIDED, HOWEVER, that termination of this Letter Agreement shall not affect (a) the Company's continuing obligation to indemnify Keating and certain related persons as provided in EXHIBIT A and its continuing obligations under Section 9 hereof or (b) the Company's obligation to reimburse the expenses accruing prior to such termination to the extent provided for in Section 4.

         7. MATTERS RELATING TO ENGAGEMENT.

         (a) The Company acknowledges that Keating has been retained solely to provide the services set forth in this Letter Agreement. In rendering such services, Keating shall act as an independent contractor, and any duties of Keating arising out of its engagement hereunder shall be owed solely to the Company. The advice (oral or written) rendered by Keating pursuant to this Letter Agreement is intended solely for the benefit and use of the Board of Directors of the Company in considering the matters to which this Letter Agreement relates, and the Company agrees that such advice may not be relied upon by any other person, used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public references to Keating be made by the Company, without the prior written consent of Keating. The Company further acknowledges that Keating may perform certain of the services described herein through one or more of its respective affiliates.

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         (b) The Company acknowledges that Keating works in a variety of capacities for various entities and that such entities may be direct or indirect competitors of the Company. The Company's engagement of Keating pursuant to this Letter Agreement shall in no way preclude Keating from working in any capacity for other parties, or on behalf of itself, or its affiliates, including in matters in which the Company is or may become involved. Keating will promptly disclose to the Company information concerning any proposed representation that may impinge upon Keating's ability faithfully to execute its obligations under this Letter Agreement, and in such case Keating will not accept the proposed representation without the prior written consent of the Company . The Company also acknowledges that Keating and its affiliates have no obligation to use in connection with the transactions contemplated by this Letter Agreement, or to furnish to the Company, confidential information obtained from other companies.

         (c) Except to the extent authorized by the Company or required by any federal or state law, rule or regulation or any decision or order of any court or regulatory agency, Keating agrees that it will not disclose to any person, other than to any officer, director, employee, agent or attorney of Keating who needs to know the information in connection with the performance of Keating's services under this Agreement, any confidential information received by Keating from the Company, its agents or employees in connection with the performance of Keating's services under this Agreement, provided that information will not be deemed confidential if such information (i) is or becomes generally available to the public, other than as a result of a breach of this Agreement by Keating,
(ii) is lawfully obtained by Keating from a third party, provided that the third party is not bound by a nondisclosure agreement or fiduciary obligation with respect to the information, or (iii) is subsequently developed by Keating from independent sources.

         (d) Keating acknowledges and agrees to comply with the prohibitions against trading in the Company's securities while in possession of material non-public information concerning the Company in violation of the insider trading rules set forth Section 10 of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 thereunder.

         (e) Keating is not authorized to act as agent of the Company in any connection or transaction, and Keating agrees not to act as such agent and not to purport to do so without the prior written approval of the Company.

         (f) If Keating identifies or introduces potential investors to the Company in connection with any financing, Keating will use all reasonable efforts to select investors who Keating reasonably believes to be "accredited investors" as defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended, or who otherwise meet the investor suitability requirements and such additional individual state requirements as may be specified by the Company.

         8. GOVERNING LAW AND SUBMISSION TO JURISDICTION.

         (a) This Letter Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the conflicts of laws principles thereof. The Company and Keating irrevocably agree to waive trial by jury in any action, proceeding, claim or counterclaim brought by or on behalf of either party related to or arising out of this Letter Agreement or the performance of services hereunder.

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         (b) Each of the parties hereto irrevocably agrees that, except as otherwise set forth in this paragraph, any state or federal court sitting in the State of California shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute arising out of or relating to this Letter Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts. The Company hereby agrees that service of any process, summons, notice or document by hand delivery or registered mail addressed to the Company shall be effective service of process for any suit, action or proceeding brought in any such court. The Company irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Company agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other court to whose jurisdiction the Company is or may in the future be subject, by suit upon judgment. The Company further agrees that nothing herein shall affect Keating's right to effect service of process in any other manner permitted by law or to bring a suit, action or proceeding (including a proceeding for enforcement of a judgment) in any other court or jurisdiction in accordance with applicable law.

         9. MISCELLANEOUS.

         (a) If any term, provision, covenant or restriction contained in this Letter Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company and Keating shall endeavor in good faith negotiations to replace the invalid, void, or unenforceable provisions with valid provision the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

         (b) This Letter Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. This Letter Agreement may not be amended or modified except by a writing executed by each of the parties. The provisions of this Letter Agreement, including, without limitation, the obligations set forth in Sections 3 and 4 above and EXHIBIT A hereto, shall be binding on the Company and its successors and assigns.

         (c) Section headings herein are for convenience only and are not a part of this Letter Agreement. This Letter Agreement may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

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         If the foregoing correctly sets forth the understanding and agreement between Keating and the Company, please so indicate by signing the enclosed copy of this letter, whereupon it shall become a binding agreement between the parties hereto as of the date first above written.

                                             Very truly yours,

                                             KEATING INVESTMENTS, LLC

                                             By:      /S/ TIMOTHY J. KEATING
                                                  ------------------------------
                                                   Timothy J. Keating
                                                   President


Accepted and agreed to as of the day first written above:

GLOBAL SPORTS & ENTERTAINMENT, INC.

By:   /S/ DOUGLAS R. MILLER
     ------------------------------------------------
      Douglas R. Miller
      President and Chief Operating Officer

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                                                                       EXHIBIT A
                                                                       ---------


                  Global Sports & Entertainment, Inc. (the "Company") shall indemnify, defend and hold harmless Keating Investments, LLC ("Keating") and its affiliates, counsel and other professional advisors, and the respective directors, officers, controlling persons, agents and employees of each of the foregoing (Keating, and all of such other persons collectively, the "Indemnified Parties"), from and against any losses, claims or proceedings including stockholder actions, damages, judgments, assessments, investigation costs, settlement costs, fines, penalties, arbitration awards, other liabilities, costs, fees and expenses (collectively, "Losses") related to or arising out of
(A) oral or written information provided by the Company, the Company's employees or other agents, which either the Company or Keating provides to any persons for the purposes of making an investment decision with respect to the Company, or
(B) other action or failure to act by the Company, the Company's employees or other agents, PROVIDED that this paragraph shall not apply to the extent that such Losses arose out of the willful misconduct, gross negligence, bad faith or violation of law of such Indemnified Party. If multiple claims are brought against an Indemnified Party in an arbitration, with respect to at least one of which indemnification is permitted under applicable law and provided for under this Letter Agreement, the Company agrees that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available.

                  The Company shall assume the defense of any such Action including the engagement of counsel reasonably satisfactory to Keating and will not settle, compromise, consent or otherwise resolve or seek to terminate any pending or threatened Action (whether or not any Indemnified Party is a party thereto) unless it obtains the prior written consent of Keating or an express, unconditional release of each Indemnified Party from all liability relating to such Action and the engagement of Keating under this Letter Agreement. Any Indemnified Party shall be entitled to retain separate counsel of its choice and participate in the defense of any Action in connection with any of the matters to which this EXHIBIT A relates, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such Action (including any impleaded parties) include such Indemnified Party and the Company, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the Company; PROVIDED that the Company shall not in such event be responsible under this EXHIBIT A for the fees and expenses of more than one firm of separate counsel (in addition to local counsel) in connection with any such Action in the same jurisdiction.

                  The Company agrees that if any right of any Indemnified Party set forth in the preceding paragraphs is finally judicially determined to be unavailable (except by reason of the gross negligence or bad faith of such Indemnified Party), or is insufficient to hold such Indemnified Party harmless against such Losses as contemplated herein, then the Company shall contribute to such Losses (i) in such proportion as is appropriate to reflect the relative


                                      -1A-
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benefits received by the Company and its stockholders, on the one hand, and such
Indemnified Party, on the other hand, in connection with the transactions contemplated hereby, and (ii) if (and only if) the allocation provided in clause
(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and such Indemnified Party; PROVIDED, HOWEVER, that in no event shall the amount, if any, to be contributed by all Indemnified Parties exceed the amount of the fees actually received by Keating hereunder. Benefits received (or anticipated to be received) by the Company and its stockholders shall be deemed to be equal to the aggregate cash consideration and value of securities or any other property payable, exchangeable or transferable in any proposed or potential transactions within the scope of this Letter Agreement, and benefits received by Keating shall be deemed to be equal to the compensation payable by the Company to Keating in connection with this Letter Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or the Company's employees or other agents) on the one hand or by Keating on the other hand. The parties hereto agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above.

                  The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Party pursuant to this Letter Agreement, the transactions contemplated hereby or any Indemnified Party's actions or inactions in connection with any such advice, services or transactions except for Losses of the Company that are finally judicially determined by a court of competent jurisdiction to have arisen solely out of the willful misconduct, gross negligence or bad faith of such Indemnified Party in connection with any such advice, actions, inactions or services.

                  The rights of the Indemnified Parties hereunder shall be in addition to any other rights that any Indemnified Party may have at common law, by statute or otherwise. Except as otherwise expressly provided for in this EXHIBIT A, if any term, provision, covenant or restriction contained in this EXHIBIT A is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Letter Agreement all remain in full force and effect and shall in no way be affected, impaired or invalidated. The reimbursement, indemnity and contribution obligations of the Company set forth herein shall apply to any modification of this Letter Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person's services under or in connection with, this Letter Agreement.

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